EXHIBIT 4
                                                                     Page 1 of 4

                         CENTRAL POWER AND LIGHT COMPANY
                              DISCOUNT CALCULATION
                      THREE MONTHS ENDED SEPTEMBER 30, 1999




                                                Retail                 Wholesale
                                                --------               --------


Weighted Cost of Capital (Annualized)           0.058803               0.059609
Average Days Outstanding                           32.02                  22.19
                                                --------               --------
Weighted Cost of Capital (Average
  Days Outstanding)                             0.005159               0.003624
Collection Experience Factor                    0.004190               0.000000
Agency Fee Rate                                 0.020000               0.020000
                                                --------               --------

Total Discount Factor                           0.029349               0.023624
                                                ========               ========






ASSUMPTIONS

INTEREST RATE                                     5.2645%
RETAIL ROCE                                      10.9000%
WHOLESALE ROCE                                   11.9000%
TAX RATE                                         38.0000%
DEBT RATIO                                       95.0000%
EQUITY RATIO                                      5.0000%

                                                                       EXHIBIT 4
                                                                     Page 2 of 4

                       PUBLIC SERVICE COMPANY OF OKLAHOMA
                              DISCOUNT CALCULATION
                      THREE MONTHS ENDED SEPTEMBER 30, 1999




                                                 Retail               Wholesale
                                                 --------             --------


Weighted Cost of Capital (Annualized)            0.058883             0.059609
Average Days Outstanding                            30.44                37.44
                                                 --------             --------
Weighted Cost of Capital (Average
  Days Outstanding)                              0.004909             0.006114
Collection Experience Factor                     0.002366             0.000000
Agency Fee Rate                                  0.020000             0.020000
                                                 --------             --------

Total Discount Factor                            0.027275             0.026114
                                                 ========             ========




ASSUMPTIONS

INTEREST RATE
                                                   5.2645%
RETAIL ROCE                                       11.0000%
WHOLESALE ROCE                                    11.9000%
TAX RATE                                          38.0000%
DEBT RATIO                                        95.0000%
EQUITY RATIO                                       5.0000%

                                                                       EXHIBIT 4
                                                                     Page 3 of 4

                       SOUTHWESTERN ELECTRIC POWER COMPANY
                              DISCOUNT CALCULATION
                      THREE MONTHS ENDED SEPTEMBER 30, 1999




                                      Arkansas   Louisiana   Texas     Wholesale
                                      ---------  ---------  ---------  ---------

Weighted Cost of Capital (Annualized)  0.060496   0.061706   0.062674   0.059609
Average Days Outstanding                  37.53      37.23      32.10      27.10
                                      ---------  ---------  ---------  ---------
Weighted Cost of Capital
(Average Days Outstanding)             0.006220   0.006293   0.005512   0.004425
Collection Experience Factor           0.004203   0.003255   0.003662   0.000000
Agency Fee Rate                        0.020000   0.020000   0.020000   0.020000
                                      ---------  ---------  ---------  ---------

Total Discount Factor                  0.030423   0.029548   0.029174   0.024425
                                      =========  =========  =========  =========






ASSUMPTIONS

INTEREST RATE                           5.2645%     5.2645%    5.2645%
ROCE                                   13.0000%    14.5000%   15.7000%  11.9000%
TAX RATE                               38.0000%    38.0000%   38.0000%
DEBT RATIO                             95.0000%    95.0000%   95.0000%
EQUITY RATIO                            5.0000%     5.0000%    5.0000%

                                                                       EXHIBIT 4
                                                                     Page 4 0f 4

                          WEST TEXAS UTILITIES COMPANY
                              DISCOUNT CALCULATION
                      THREE MONTHS ENDED SEPTEMBER 30, 1999




                                                Retail                 Wholesale
                                                --------               ---------


Weighted Cost of Capital (Annualized)           0.059185               0.059609
  Average Days Outstanding                         41.77                  28.24
                                                --------               ---------
Weighted Cost of Capital
(Average Days Outstanding)                      0.006775               0.004612
Collection Experience Factor                    0.003191               0.000000
Agency Fee Rate                                 0.020000               0.020000
                                                --------               ---------

Total Discount Factor                           0.029966               0.024612
                                                ========               =========




ASSUMPTIONS

INTEREST RATE                                    5.2645%
RETAIL ROCE                                     11.3750%
WHOLESALE ROCE                                  11.9000%
TAX RATE                                        38.0000%
DEBT RATIO                                      95.0000%
EQUITY RATIO                                     5.0000%